UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 26, 2022

Laredo Oil, Inc.

(Exact name of registrant as specified in its charter)

Delaware	333-153168	26-2435874
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2021 Guadalupe Street, Suite 260, Austin, Texas 78705

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (512) 337-1199

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1— Registrant’s Business and Operations

Item 1.01	Entry into a Material Definitive Agreement.

On October 26, 2022, Laredo Oil, Inc. (the “Company”) borrowed $150,000.00 from Bradley E. Sparks, the Company’s Chief Financial Officer and a director of the Company. The loan from Mr. Sparks was made pursuant to a promissory note, which is payable upon demand and is secured by a pledge by the Company of all of its interests in Lustre Oil Company LLC, a wholly owned subsidiary of the Company (“Lustre”). In connection with the loan from Mr. Sparks, the Company executed a Demand Promissory Note, which is payable upon demand by Mr. Sparks (the “Note”), and a Pledge Agreement, under which the Company pledged all of its interests in Lustre (the “Pledge Agreement”). The Pledge Agreement provides, among other things, for the Company to assign to Sparks all of the Company’s interests in Lustre if the Company cannot make payment on the Note after demand for payment by Mr. Sparks. The Note and Pledge Agreement were each approved by the uninterested members of the Company’s Board of Directors. The descriptions of the Note and the Pledge Agreement herein do not purport to be complete and are qualified in their entirety by reference to Exhibit 10.1 and Exhibit 10.2.

Section 9 — Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits
Exhibit No.	Description
10.1	Demand Promissory Note dated October 26, 2022.
10.2	Membership Interest Pledge Agreement dated October 26, 2022.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Laredo Oil, Inc.

By:	/s/ Mark See
Name:	Mark See
Title:	Chief Executive Officer

Dated: October 28, 2022

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